Exhibit 10.2

NOBLE CORPORATION

1991 STOCK OPTION AND RESTRICTED STOCK PLAN

(As Amended and Restated Effective April 27, 2012)

This 1991 Stock Option and Restricted Stock Plan, as amended and restated effective April 27, 2012 (the “Plan”), made and executed by Noble Corporation, a Swiss corporation (the “Company”).

WITNESSETH THAT:

WHEREAS, pursuant to an Agreement and Plan of Merger, Reorganization and Consolidation (as amended, the “Merger Agreement”) dated as of December 19, 2008, by and among the Company, Noble Corporation, a Cayman Islands company, and Noble Cayman Acquisition Ltd., a Cayman Islands company, on March 27, 2009, the Company assumed and became the plan sponsor of the Noble Corporation 1991 Stock Option and Restricted Stock Plan (the “1991 Plan”); and

WHEREAS, the Company amended and restated the 1991 Plan, effective October 29, 2009 (the “2009 Plan”);

WHEREAS, the Company now desires to continue the 2009 Plan by amending and restating its provisions to reflect all prior amendments and reflect an increase in the number of Shares (as defined below) that may be issued pursuant to awards thereunder;

NOW, THEREFORE, pursuant to the provisions of Section 15 of the 2009 Plan, and subject to the provisions of Section 14 of the Plan provisions set forth below, the 2009 Plan is hereby amended and restated in its entirety to read as follows:

Section 1.    Purpose

The purpose of this Plan is to assist the Company in attracting and retaining, as officers and key employees of the Company and its Affiliates, persons of training, experience and ability and to provide such persons with additional performance incentives and more closely align the interests of such persons with those of the shareholders of the Company.

Section 2.    Definitions

Unless the context clearly indicates otherwise, when used in this Plan:

(a)        “Affiliate” means any corporation or other type of entity in a chain of corporations or other entities in which each corporation or other entity has a controlling interest in another corporation or other entity in the chain, starting with Noble and ending with the corporation or other entity that has a controlling interest in the corporation or other entity for which the Employee provides direct services. For purposes of this Affiliate definition, the term “controlling interest” has the same meaning as provided in Treasury Regulation section 1.414(c)-2(b)(2)(i), except that the phrase “at least 50 percent” shall be used instead of the phrase “at least 80 percent” in each place the phrase “at least 80 percent” appears in Treasury Regulation section 1.414(c)-2(b)(2)(i).

(b)        “Agreement” means the written agreement (i) between the Company and an Optionee evidencing an Option and any SARs that relate to such Option granted by the Company and the understanding of the parties with respect thereto, or (ii) between the Company and a recipient of a Restricted Stock award, a Restricted Stock Units award, a Cash Award or a Performance Award evidencing the restrictions, terms and conditions applicable to such award and the understanding of the parties with respect thereto.

(c)        “Board” means the Board of Directors of the Company as the same may be constituted from time to time.

(d)        “Cash Award” means a Cash Award awarded under and pursuant to Section 22 of the Plan.

(e)        “Change in Control” means:

(i)      the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (A) the then outstanding Registered Shares of the Company (the “Outstanding Parent Shares”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Parent Voting Securities”); provided, however, that for purposes of this subparagraph (c)(i) the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any company controlled by the Company, or (z) any acquisition by any corporation pursuant to a reorganization, merger, amalgamation or consolidation, if, following such reorganization, merger, amalgamation or consolidation, the conditions described in clauses (A), (B) and (C) of subparagraph (iii) of this Section 2(e) are satisfied; or

(ii)      individuals who, as of the date of this Agreement, constitute the Board (the “Incumbent Board”) cease for any reason to constitute a majority of such Board; provided, however, that any individual becoming a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of a majority of the directors of the Company then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)      consummation of a reorganization, merger, amalgamation or consolidation of the Company, with or without approval by the shareholders of the Company, in each case, unless, following such reorganization, merger, amalgamation or consolidation, (A) more than 50% of, respectively, the then outstanding shares of common stock (or equivalent security) of the company resulting from such reorganization, merger, amalgamation or consolidation and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Parent Shares and Outstanding Parent Voting Securities immediately prior to such reorganization, merger, amalgamation or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, amalgamation or consolidation, of the Outstanding Parent Shares and Outstanding Parent Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such company resulting from such reorganization, merger, amalgamation or consolidation, and any Person beneficially owning, immediately prior to such reorganization, merger, amalgamation or consolidation, directly or indirectly, 25% or more of the Outstanding Parent Shares or Outstanding Parent Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock (or equivalent security) of the company resulting from such reorganization, merger, amalgamation or consolidation or the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors, and (C) a majority of the members of the board of directors of the company resulting from such reorganization, merger, amalgamation or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, amalgamation or consolidation; or

(iv)      consummation of a sale or other disposition of all or substantially all the assets of the Company, with or without approval by the shareholders of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 50% of, respectively, the then outstanding shares of common stock (or equivalent security) of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all the individuals and entities who were the beneficial owners, respectively, of the Outstanding Parent Shares and Outstanding Parent Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Parent Shares and Outstanding Parent Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation, and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 25% or more of the Outstanding Parent Shares or Outstanding Parent Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock (or equivalent security) of such corporation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (C) a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company; or

(v)      approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, or anything to the contrary set forth herein, a transaction or series of related transactions will not be considered to be a Change of Control if (i) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (ii) (A) immediately following such transaction(s), the then outstanding shares of common stock (or equivalent security) of such holding company and the combined voting power of the then outstanding voting securities of such holding company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all the individuals and entities who were the beneficial owners, respectively, of the Outstanding Parent Shares and Outstanding Parent Voting Securities immediately prior to such transaction(s) in substantially the same proportion as their ownership immediately prior to such transaction(s) of the Outstanding Parent Shares and Outstanding Parent Voting Securities, as the case may be, or (B) the shares of Outstanding Parent Voting Securities outstanding immediately prior to such transaction(s) constitute, or are converted into or exchanged for, a majority of the outstanding voting securities of such holding company immediately after giving effect to such transaction(s).

(f)        “Code” means the Internal Revenue Code of 1986, as amended.

(g)        “Committee” means the Committee provided for in Section 3 of the Plan as the same may be constituted from time to time.

(h)        “Company” means Noble Corporation, a Swiss corporation.

(i)        “Corporate Transaction” shall have the meaning as defined in Section 8 of the Plan.

(j)        “Disability” means the termination of an employee’s employment with the Company or an Affiliate because of a medically determinable physical or mental impairment (i) that prevents the employee from performing his employment duties in a satisfactory manner and is expected either to result in death or to last for a continuous period of not less than twelve months as determined by the Committee, or (ii) for which the employee is eligible to receive disability income benefits under a long-term disability insurance plan maintained by the Company or an Affiliate.

(k)        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l)        “Fair Market Value” means the fair market value per Share determined as follows: (i) if a Share is listed or admitted to trading on a securities exchange registered under the Exchange Act, the Fair Market Value per Share shall be the average of the reported high and low sales price on the date in question (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal securities exchange on which such Share is listed or admitted to trading, or

(ii) if a Share is not listed or admitted to trading on any such exchange or any similar system then in use, the Fair Market Value per Share shall be the average of the closing high bid and low asked quotations as reported on an inter-dealer quotation system for such Share on the date in question, or (iii) if neither (i) nor (ii) applies, the Fair Market Value per Share shall be determined in good faith by the Committee in accordance with any applicable requirements of Section 409A or 422 of the Code.

(m)        “Immediate Family Members” means the spouse, former spouse, children (including stepchildren) or grandchildren of an individual.

(n)        “Incentive Option” means an Option that is intended to satisfy the requirements of Section 422(b) of the Code.

(o)        “Non-Employee Director” means a director of the Company who satisfies the definition thereof under Rule 16b-3 promulgated under the Exchange Act.

(p)        “Nonqualified Option” means an Option that does not qualify as a statutory stock option under Section 422 or 423 of the Code.

(q)        “Option” means an option to purchase one or more Shares granted under and pursuant to the Plan.

(r)        “Optionee” means a person who has been granted an Option and who has executed an Agreement with the Company.

(s)        “Outside Director” means a director of the Company who is an outside director within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

(t)        “Performance Award” means any Restricted Stock award, Restricted Stock Unit award or Cash Award that has been designated at the time of award as a Performance Award in accordance with the provisions of Section 23 of the Plan.

(u)        “Plan” means the Noble Corporation 1991 Stock Option and Restricted Stock Plan, as amended and restated effective as of April 27, 2012.

(v)        “Restricted Stock” means Shares issued or transferred pursuant to Section 20 of the Plan.

(w)        “Restricted Stock Unit” means a Restricted Stock Unit awarded under and pursuant to Section 21 of the Plan that provides for the issuance or transfer of one Share upon the satisfaction of the terms, conditions and restrictions applicable to such Restricted Stock Unit.

(x)        “Retirement” means the termination of an employee’s employment with the Company or an Affiliate for any reason (other than death, Disability or termination on account of fraud, dishonesty or other acts detrimental to the interests of the Company or an Affiliate) on or after the date as of which the sum of such employee’s age and the number of such employee’s years of continuous service with the Company and its

Affiliates (including continuous service with a predecessor employer that is taken into account pursuant to an acquisition agreement) equals or exceeds 60.

(y)        “SARs” means stock appreciation rights granted pursuant to Section 7 of the Plan.

(z)        “Securities Act” means the Securities Act of 1933, as amended.

(aa)      “Share” means one registered share of the Company, or any stock or other security hereafter issued or issuable in substitution or exchange for a Share.

Section 3.    Administration

The Plan shall be administered by, and the decisions concerning the Plan shall be made solely by, the Compensation Committee of the Board. The Committee shall be comprised of two or more directors of the Company, each of whom shall be a Non-Employee Director and an Outside Director. Each member of the Committee shall be appointed by and shall serve at the pleasure of the Board. The Board shall have the sole continuing authority to appoint members of the Committee. In making grants or awards, the Committee shall take into consideration the contribution the person has made or may make to the success of the Company or its Affiliates and such other considerations as the Board may from time to time specify.

The Committee shall hold its meetings at such times and at such places as it may determine. A majority of the members of the Committee shall constitute a quorum. All decisions and determinations of the Committee shall be made by the majority vote or decision of the members present at any meeting at which a quorum is present; provided, however, that any decision or determination reduced to writing and signed by all members of the Committee shall be as fully effective as if it had been made by a majority vote or decision at a meeting duly called and held. The Committee may appoint a secretary (who need not be a member of the Committee) who shall keep minutes of its meetings. The Committee may make any rules and regulations for the conduct of its business that are not inconsistent with the express provisions of the Plan, the articles of association or by-laws of the Company or any resolutions of the Board.

All questions of interpretation or application of the Plan, or of a grant or award of an Option and any SARs that relate to such Option, or of a Restricted Stock award, a Restricted Stock Units award, a Cash Award or a Performance Award, including questions of interpretation or application of an Agreement, shall be subject to the determination of the Committee, which determination shall be final and binding upon all parties.

Subject to the express provisions of the Plan, the Committee shall have the authority, in its sole and absolute discretion, (a) to adopt, amend or rescind administrative and interpretive rules and regulations relating to the Plan; (b) to construe the Plan; (c) to make all other determinations necessary or advisable for administering the Plan; (d) to determine the terms and provisions of the respective Agreements (which need not be identical), including provisions defining or otherwise relating to (i) the term and the period or periods and extent of exercisability of Options, (ii) the extent to which transfer restrictions shall apply to Shares issued upon exercise of Options or any SARs that relate to such Options or in settlement of awards of Restricted Stock Units, (iii) the effect of termination of employment upon the exercisability of Options, and (iv) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service) upon the exercisability of Options; (e) to accelerate, regardless of whether the Agreement so provides, (i) the time of exercisability of any Option and SAR that relates to such Option, (ii) the time of the lapsing of restrictions on any Restricted Stock award that is not a Performance Award, or (iii) the time of the lapsing of restrictions on or for the vesting or payment of any Restricted Stock Units award or Cash Award that is not a Performance Award, provided that (iv) such acceleration does not subject the benefits payable under a Restricted Stock Units award or Cash Award to the tax imposed by Section 409A of the Code, and (v) with respect to an Option and SAR that relates to such Option, a Restricted Stock award, a Restricted Stock Units award or a Cash Award that was granted or awarded on or after February 6, 2010, such an acceleration shall be made only by reason of the death, Disability or Retirement of the person to whom such Option and SAR, Restricted Stock award, Restricted Stock Units award or Cash Award was granted or awarded, or in connection with a Change in Control; (f) subject to Section 18 of the Plan, to amend any Agreement provided that such amendment does not (i) adversely affect the Optionee or awardee under such Agreement in a material way without the consent of such Optionee or awardee, or (ii) cause any benefit provided or payable under such Agreement that is intended to comply with or be exempt from Section 409A of the Code, or intended to be qualified performance-based compensation within the meaning of Treasury Regulation section 1.162-27(e), to fail to comply with or be exempt from Section 409A of the Code or to fail to be qualified performance-based compensation within the meaning of Treasury Regulation section 1.162-27(e), respectively; (g) to construe the respective Agreements; and (h) to exercise the powers conferred on the Committee under the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The determinations of the Committee on the matters referred to in this Section 3 shall be final and conclusive.

In addition to the powers of the Committee specified elsewhere in the Plan, the Committee may by resolution delegate its authority to make grants hereunder to a member of the Committee or to an executive officer of the Company (the “Representative”). The Representative shall, subject to the terms and conditions specified by the Committee, have the authority to issue awards under the Plan to officers or key employees of the Company and its subsidiaries who are not subject to Section 16 of the Exchange Act.

Section 4.    Shares Subject to the Plan

(a)        The maximum number of Shares that may be issued pursuant to grants or awards made under the Plan shall not exceed 50,100,000 Shares in the aggregate; the maximum number of Shares that may be issued on or after April 27, 2012, pursuant to Incentive Stock Options shall not exceed 5,200,000 Shares in the aggregate; and the maximum number of Shares for which Options and SARs may be granted, which may be issued as Restricted Stock, or which may be made subject to awards of Restricted Stock Units, to any one person during any continuous five-year period shall not exceed 3,000,000 Shares in the aggregate; provided further that each such maximum number of Shares shall be increased or decreased as provided in Section 13 of the Plan. Shares available under the Plan may be unissued Shares from the Company’s authorized or conditional share capital or Shares held in treasury by the Company or one or more subsidiaries of the Company.

(b)        At any time and from time to time, the Committee, pursuant to the provisions herein set forth, may grant Options and any SARs that relate to such Options,

and award Restricted Stock and Restricted Stock Units until the applicable maximum number of Shares shall be exhausted or the Plan shall be sooner terminated.

(c)        Shares subject to an Option that expires or terminates prior to exercise, and Shares that previously have been awarded as Restricted Stock or made subject to an award of Restricted Stock Units that have since been forfeited, shall remain available for issuance pursuant to grants or awards made under the Plan. No Option shall be granted and no Restricted Stock or Restricted Stock Units shall be awarded if the number of Shares for which Options have been granted, plus the number of Shares that have been awarded as Restricted Stock and the number of Shares that have been made subject to awards of Restricted Stock Units, and which pursuant to this Section are not again available for grant or award would, if such Option were granted or such Restricted Stock or Restricted Stock Units were awarded, exceed 50,100,000 (as increased or decreased as provided in Section 13 of the Plan).

(d)        No Shares tendered or surrendered in payment of the option price of an Option in accordance with the provisions of Section 11(c) of the Plan, or withheld or delivered to satisfy withholding obligations in accordance with the provisions of Section 19(c) of the Plan, shall be available after such tender, surrender, withholding or delivery for the grant of Options or the award of Restricted Stock or Restricted Stock Units pursuant to the provisions of the Plan.

Section 5.    Eligibility

The persons who shall be eligible to receive grants of Options and any SARs that relate to such Options, and to receive Restricted Stock awards, Restricted Stock Unit awards, Cash Awards and Performance Awards, shall be the employees (including officers who are employees) of the Company or one or more of its Affiliates.

Section 6.    Grant of Options

(a)        From time to time while the Plan is in effect, the Committee may, in its sole and absolute discretion, select from among the persons eligible to receive a grant of Options under the Plan (including persons who have already received such grants of Options) such one or more of them as in the opinion of the Committee should be granted Options. The Committee shall thereupon, likewise in its sole and absolute discretion, determine the number of Shares to be allotted for option to each person so selected.

(b)        Each person shall enter into an Agreement with the Company, in such form as the Committee may prescribe, setting forth the terms and conditions of the Option.

(c)        Each Agreement that includes SARs in addition to an Option shall comply with the provisions of Section 7 of the Plan.

Section 7.    Grant of SARs

The Committee may from time to time grant SARs in conjunction with all or any portion of any Option either (i) at the time of the initial Option grant (not including any subsequent modification that may be treated as a new grant of an Incentive Option for purposes of

Section 424(h) of the Code), or (ii) with respect to Nonqualified Options, at any time after the initial Option grant while the Nonqualified Option is still outstanding (provided that the grant of such SAR will not subject such Option or SAR or the related Shares to the tax imposed under Section 409A of the Code). SARs shall not be granted other than in conjunction with an Option granted hereunder.

SARs granted hereunder shall comply with the following conditions and also with the terms of the Agreement governing the Option in conjunction with which they are granted:

(a)        The SAR shall expire no later than the expiration of the underlying Option.

(b)        Upon the exercise of an SAR, the Optionee shall be entitled to receive payment equal to the excess of the aggregate Fair Market Value of the Shares with respect to which the SAR is then being exercised (determined as of the date of such exercise) over the aggregate purchase price of such Shares as provided in the related Option. Payment may be made in Shares, valued at their Fair Market Value on the date of exercise, or in cash, or partly in Shares and partly in cash, as determined by the Committee in its sole and absolute discretion.

(c)        SARs shall be exercisable (i) only at such time or times and only to the extent that the Option to which they relate shall be exercisable, (ii) only when the Fair Market Value of the Shares subject to the related Option exceeds the purchase price of the Shares as provided in the related Option, and (iii) only upon surrender of the related Option or any portion thereof with respect to the Shares for which the SARs are then being exercised.

(d)        Upon exercise of an SAR, a corresponding number of Shares subject to purchase under the related Option shall be canceled. Such canceled Shares shall be charged against the Shares reserved for the Plan, as provided in Section 4 of the Plan, as if the Option had been exercised to such extent and shall not be available for future Option grants or awards of Restricted Stock or Restricted Stock Units hereunder.

Section 8.    Option Price

The option price for each Share covered by an Incentive Option or a Nonqualified Option shall be equal to the Fair Market Value of such Share at the time such Option is granted. Notwithstanding the preceding, if the Company or an Affiliate agrees to substitute a new Option under the Plan for an old Option, or to assume an old Option, by reason of a corporate merger, amalgamation, consolidation, acquisition of property or shares, separation, reorganization, or liquidation (any of such events being referred to herein as a “Corporate Transaction”), the option price of the Shares covered by each such new Option or assumed Option may be other than the Fair Market Value of the Shares at the time the Option is granted as determined by reference to a formula, established at the time of the Corporate Transaction, which will give effect to such substitution or assumption, provided, however, that in all events the requirements of Treasury Regulation section 1.424-1 (but in the case of a Nonqualified Option, without regard to the requirement described in section 1.424-1(a)(2)) shall be satisfied. In the case of an Incentive Option, in the event of a conflict between the terms of this Section 8 and the above cited statute, regulations and rulings, or in the event of an omission in this Section 8 of a provision required by said laws, the latter shall control in all respects and are hereby incorporated herein by reference as if set out at length.

Section 9.    Option Period and Terms of Exercise

(a)        Each Option shall be exercisable during such period of time as the Committee may specify, but in no event for longer than 10 years from the date when the Option is granted; provided, however, that:

(i)      All rights to exercise an Option and any SARs that relate to such Option shall, subject to the provisions of subsection (b) of this Section 9, terminate six months after the date the Optionee ceases to be employed by at least one of the employers in the group of employers consisting of the Company and its Affiliates, for any reason other than death, Disability or Retirement, except that, in the event of the termination of employment of the Optionee on account of fraud, dishonesty or other acts detrimental to the interests of the Company or an Affiliate, the Option and any SARs that relate to such Option shall thereafter be null and void for all purposes. Employment shall not be deemed to have ceased by reason of the transfer of employment, without interruption of service, between or among the Company and any of its Affiliates.

(ii)      If the Optionee ceases to be employed by at least one of the employers in the group of employers consisting of the Company and its Affiliates, by reason of his death, Disability or Retirement, all rights to exercise such Option and any SARs that relate to such Option shall, subject to the provisions of subsection (b) of this Section 9, terminate five years thereafter.

(b)        In no event may an Option or any SARs that relate to such Option be exercised after the expiration of the term thereof.

Section 10.    Transferability of Options and SARs

No Option or any SARs that relate to such Option shall be transferable, other than by will or the laws of descent and distribution, or the rules thereunder, and may be exercised during the life of the Optionee only by the Optionee, except as otherwise provided herein below. Notwithstanding the foregoing, the Committee may, in its discretion, authorize all or a portion of any Nonqualified Options and any related SARs to be granted to an Optionee to be on terms which permit transfer by such Optionee (i) by gift to the Immediate Family Members of such Optionee, partnerships whose only partners are such Optionee or the Immediate Family Members of such Optionee, limited liability companies whose only shareholders or members are such Optionee or the Immediate Family Members of such Optionee, and trusts established solely for the benefit of such Optionee or the Immediate Family Members of such Optionee, or (ii) to any other persons or entities in the discretion of the Committee; provided, that (x) the Agreement pursuant to which such Nonqualified Options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 10, and (y) subsequent transfers of transferred Options (and any related SARs) shall be prohibited except those made by will or the laws of descent and distribution. Following transfer, any such Options (and any related SARs) shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer; provided, that for purposes of the Plan, the term “Optionee” shall be deemed to refer to the transferee. The events of any termination of employment set forth in Section 9 hereof shall continue to be applied with respect to the original Optionee, following which the transferred Options (and any related SARs) shall be exercisable by the transferee only to the extent, and for the periods, specified in Section 9.

Section 11.    Exercise of Options and SARs

(a)        During the lifetime of an Optionee, only such Optionee may exercise an Option or any SARs that relate to such Option granted to such Optionee. In the event of an Optionee’s death, any then exercisable portion of his or her Option and any SARs that relate to such Option may, within five years thereafter, or earlier date of termination of the Option, be exercised in whole or in part by the duly authorized representative of the deceased Optionee’s estate.

(b)        At any time, and from time to time, during the period when any Option and any SARs that relate to such Option, or a portion thereof, are exercisable, such Option or SARs, or portion thereof, may be exercised in whole or in part; provided, however, that the Committee may require any Option or SAR that is partially exercised to be so exercised with respect to at least a stated minimum number of Shares.

(c)        Each exercise of an Option, or a portion thereof, shall be evidenced by a notice in writing to the Company accompanied by payment in full of the option price of the Shares then being purchased. Payment in full shall mean payment of the full amount due, either (i) in cash, by certified check or cashier’s check, or (ii) in the sole and absolute discretion of the Committee, and in the accordance with any administrative guidelines or procedures that may be established by the Committee, (A) by tendering one or more already owned, nonforfeitable and unrestricted Shares having an aggregate Fair Market Value at the time of exercise equal to the total option price (or the portion thereof being paid with such Shares), or (B) by surrendering such number of the Shares with respect to which such Option is being exercised having an aggregate Fair Market Value at the time of exercise equal to the total option price (or the portion thereof being paid with such Shares), or (iii) in any combination of the forms specified in (i) or (ii) of this subsection; provided, however, that payment of the option price of an Option by means of tendering or surrendering Shares shall not be permitted when the same may cause the Company to incur or record a financial or tax loss or expense that is not acceptable to the Committee.

(d)        Notwithstanding anything contained herein to the contrary, at the request of an Optionee and to the extent permitted by applicable law, the Committee may, in its sole and absolute discretion, selectively approve arrangements with a brokerage firm or firms under which any such brokerage firm shall, on behalf of the Optionee, make payment in full to the Company of the option price of the Shares then being purchased, and the Company, pursuant to an irrevocable notice in writing from the Optionee, shall make prompt delivery of the appropriate number of Shares to such brokerage firm. Payment in full for purposes of the immediately preceding sentence shall mean payment of the full amount due, either in cash or by certified check or cashier’s check.

(e)        Each exercise of SARs, or a portion thereof, shall be evidenced by a notice in writing to the Company.

(f)        No Share shall be issued upon exercise of an Option until full payment therefor has been made and the par value of the Share has been fully paid-up, and an

Optionee shall have none of the rights of a shareholder of the Company with respect to such Share until such Share is issued to him.

(g)        Nothing herein or in any Agreement shall require the Company to issue any Shares upon exercise of an Option or SAR if such issuance would, in the opinion of counsel for the Company, constitute a violation of applicable law. Upon the exercise of an Option or SAR (as a result of which the Optionee receives Shares), or portion thereof, the Optionee shall give to the Company satisfactory evidence that he is acquiring such Shares for the purposes of investment only and not with a view to their distribution; provided, however, if or to the extent that the Shares delivered to the Optionee shall be included in a registration statement filed by the Company under the Securities Act, such investment representation shall be abrogated.

Section 12.    Delivery of Shares

As promptly as may be practicable after an Option or SAR (as a result of the exercise of which the Optionee receives Shares), or a portion thereof, has been exercised as hereinabove provided, or Shares are to be issued or transferred in settlement of a Restricted Stock Units award, the Company shall make delivery of the appropriate number of Shares. In the event that an Optionee exercises both (i) an Incentive Option or SARs that relate to such Option (as a result of which the Optionee receives Shares), or a portion thereof, and (ii) a Nonqualified Option or SARs that relate to such Option (as a result of which the Optionee receives Shares), or a portion thereof, separately identifiable Shares shall be issued in certificate or book-entry form, one for the Shares subject to the Incentive Option and one for the Shares subject to the Nonqualified Option.

Section 13.    Changes in Company’s Shares and Certain Corporate Transactions

If at any time while the Plan is in effect there shall be any increase or decrease in the number of issued and outstanding Shares of the Company effected without receipt of consideration therefor by the Company, through the declaration of a dividend in Shares or through any recapitalization, amalgamation, merger, demerger or conversion or otherwise in which the Company is the surviving corporation, resulting in a split-up, combination or exchange of Shares of the Company, then and in each such event:

(a)        An appropriate adjustment shall be made in the maximum number of Shares then subject to being optioned or awarded under the Plan, to the end that the same proportion of the Company’s issued and outstanding Shares shall continue to be subject to being so optioned and awarded;

(b)        Appropriate adjustment shall be made (i) in the number of Shares and the option price per Share thereof then subject to purchase pursuant to each Option previously granted and then outstanding, to the end that the same proportion of the Company’s issued and outstanding Shares in each such instance shall remain subject to purchase at the same aggregate option price; and (ii) in the number of Shares then subject to each award of Restricted Stock Units previously awarded and then outstanding, to the end that the same proportion of the Company’s issued and outstanding Shares in each such instance shall remain subject to issuance or transfer in settlement of such award.

(c)        In the case of Incentive Options, any such adjustments shall in all respects satisfy the requirements of Section 424(a) of the Code and the Treasury regulations and other guidance promulgated thereunder, and in the case of Nonqualified Options and Restricted Stock Unit awards, any such adjustments shall in all respects satisfy the requirements of Section 409A of the Code and the Treasury regulations and other guidance promulgated thereunder.

Except as is otherwise expressly provided herein, the issuance by the Company of shares of its capital securities of any class, or securities convertible into shares of capital securities of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or option price of Shares then subject to outstanding Options or the number of Shares then subject to outstanding awards of Restricted Stock Units. Furthermore, the presence of outstanding Options or outstanding awards of Restricted Stock Units shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, amalgamations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger, demerger, conversion, amalgamation or consolidation of the Company; (iii) any issue by the Company of debt securities or preferred shares that would rank above the Shares subject to outstanding Options or outstanding awards of Restricted Stock Units; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

Section 14.    Effective Date

The 1991 Stock Option and Restricted Stock Plan was originally adopted on January 31, 1991, and amended thereafter (collectively, the “1991 Plan”); the Company subsequently amended and restated the 1991 Plan, effective October 29, 2009, and such amended and restated plan has been amended thereafter (collectively, the “2009 Plan”). This amendment and restatement of the 2009 Plan was adopted by the Board on February 3, 2012, and will become effective as of April 27, 2012, if at least a majority of the Shares entitled to vote at the meeting of the shareholders of Noble to be held on April 27, 2012 is present, a relative majority of the votes cast approve this amendment and restatement of the Plan, and the total votes cast on the proposal to approve this amendment and restatement of the Plan represents at least a majority of the shares entitled to vote on the proposal. If the Plan is not so approved at such meeting, then the 2009 Plan as in effect immediately prior to such meeting shall remain in effect.

Section 15.    Amendment, Suspension or Termination

The Board may at any time amend, suspend or terminate the Plan; provided, however, that the Board may not, without approval of the shareholders of the Company, amend the Plan so as to (a) increase the maximum number of Shares subject thereto, as specified in Sections 4(a) and 13 of the Plan, (b) reduce the option price for Shares covered by Options granted hereunder below the price specified in Section 8 of the Plan, or (c) permit the “repricing” of Options and any SARs that relate to such new Options in contravention of Section 18 of the Plan; and provided further, that the Board may not modify, impair or cancel any outstanding Option or SAR that relates to such Option, or the restrictions, terms or conditions applicable to outstanding Restricted Stock awards, Restricted Stock Units awards, Cash Awards or Performance Awards, without the consent of the holder thereof.

Notwithstanding any provision in the Plan to the contrary, the Plan shall not be amended or terminated in such manner that would cause the Plan or any amounts or benefits payable hereunder to fail to comply with the requirements of Section 409A of the Code, to the extent applicable, and any such amendment or termination that may reasonably be expected to result in such non-compliance shall be of no force or effect.

Section 16.    Requirements of Law

Notwithstanding anything contained herein or in any Agreement to the contrary, the Company shall not be required to sell, issue or transfer or cause to be sold, issued or transferred Shares under any Option, SAR, Restricted Stock award or Restricted Stock Units award if the sale, issuance or transfer thereof would constitute a violation by the Optionee, awardee, the Company or any of its Affiliates of any provision of any law or regulation of any governmental authority or any national securities exchange; and as a condition of any sale, issuance or transfer of Shares upon the exercise of an Option or SAR, the award of Restricted Stock or the settlement of a Restricted Stock Units award, the Company may require such agreements or undertakings, if any, as the Company may deem necessary or advisable to assure compliance with any such law or regulation.

Section 17.    Incentive Options

At the time an Option is granted, the Committee may, in its sole and absolute discretion, designate such Option as an Incentive Option intended to qualify under Section 422(b) of the Code; provided, however, that Incentive Options may be granted only to employees of the Company or a “parent corporation” or a “subsidiary corporation” of the Company (which terms, for the purposes of this Section 17 and any Incentive Stock Option granted under the Plan, shall have the meanings set forth in Section 424(e) and (f) of the Code, respectively). Any provision of the Plan to the contrary notwithstanding, (a) no Incentive Option shall be granted to any person who, at the time such Incentive Option is granted, owns shares possessing more than 10 percent of the total combined voting power of all classes of shares of the Company or of its parent or subsidiary corporation (within the meaning of Section 422(b)(6) of the Code) unless the option price under such Incentive Option is at least 110 percent of the Fair Market Value of the Shares subject to the Incentive Option at the date of its grant and such Incentive Option is not exercisable after the expiration of five years from the date of its grant, and (b) the aggregate Fair Market Value of the Shares subject to an Incentive Option and the aggregate Fair Market Value of the shares of the Company and its parent and subsidiary corporations (or a predecessor corporation of the Company or any such parent or subsidiary corporation) subject to any other incentive stock option (within the meaning of Section 422(b) of the Code) of the Company and its parent and subsidiary corporations (or a predecessor corporation of the Company or any such parent or subsidiary corporation), that may become exercisable for the first time by any individual during any calendar year, shall not (with respect to any Optionee) exceed $100,000, determined as of the date the Incentive Option is granted.

Section 18.    Modification of Options and SARs

Subject to the terms and conditions of and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options and any SARs that relate to such Options granted under the Plan. The Committee shall not have authority to accept the surrender or cancellation of any Options and any SARs that relate to such Options outstanding hereunder (to the extent not theretofore exercised) and grant new Options and any SARs that relate to such new Options hereunder in substitution therefor (to the extent not theretofore exercised) at any option price that is less than the option price of the Options surrendered or cancelled. Notwithstanding the foregoing provisions of this Section 18, no modification of an outstanding Option and any SARs that relate to such Option granted hereunder shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option and any SARs that relate to such Option theretofore granted hereunder to such Optionee, except as may be necessary, with respect to Incentive Options, to satisfy the requirements of Section 422(b) of the Code.

No modification, extension or renewal authorized by this Section 18 shall be made by the Committee in such manner that would cause or result in the Plan or any amounts or benefits payable hereunder to fail to comply with the requirements of Section 409A of the Code, to the extent applicable, and any such modification, extension or renewal that may reasonably be expected to result in such non-compliance shall be of no force or effect.

Section 19.    Agreement Provisions

(a)        Each Agreement shall contain such provisions (including, without limitation, restrictions or the removal of restrictions upon the exercise of the Option and any SARs that relate to such Option and the transfer of Shares thereby acquired, or upon the Shares issued or transferred in settlement of an award of Restricted Stock Units) as the Committee shall deem advisable.

(b)        Each Agreement shall recite that it is subject to the Plan and that the Plan shall govern where there is any inconsistency between the Plan and the Agreement.

(c)        Each Agreement shall contain a covenant by the Optionee or awardee, in such form as the Committee may require in its discretion, that he or she consents to and will take whatever affirmative actions are required, in the opinion of the Committee, to enable the Company or appropriate Affiliate to satisfy any applicable tax obligations (including but not limited to, tax withholding obligations), social security obligations and pension plan obligations. An Agreement may contain such provisions as the Committee deems appropriate to enable the Company or its Affiliates to satisfy any such obligations, including provisions permitting the Company, upon the exercise of an Option or SAR (as a result of which the Optionee receives Shares) or the satisfaction of the conditions for the issuance or transfer of Shares in settlement of a Restricted Stock Units award, to withhold Shares otherwise issuable to the Optionee exercising the Option or SAR or to the awardee of such Restricted Stock Units award, or to accept delivery of Shares owned by the Optionee or awardee, to satisfy the applicable withholding obligations.

(d)        Each Agreement relating to an Incentive Option shall contain a covenant by the Optionee immediately to notify the Company in writing of any disqualifying disposition (within the meaning of Section 421(b) of the Code) of Shares received upon the exercise of an Incentive Option.

(e)        Any provision of this Plan to the contrary notwithstanding, the Agreement evidencing each Restricted Stock award, Restricted Stock Units award or Cash Award awarded on or after February 6, 2010, shall provide for a restriction period with respect to a Restricted Stock award, or a vesting period with respect to a Restricted Stock Units award or Cash Award, that shall not be less than three years from the date of the awarding of such award so that the restrictions may cease or vesting may occur with respect to no more than one-third of the Shares or amount subject to such award on each of the first three anniversaries of the date of the awarding of such award; provided, however, that notwithstanding the foregoing provisions of this subsection (e), the Committee in its sole and absolute discretion may provide in an Agreement evidencing an award that its restrictions shall cease or such award shall vest upon the death, Disability or Retirement of the person to whom such award was awarded, or in connection with a Change in Control.

Section 20.    Restricted Stock

(a)        From time to time while the Plan is in effect, the Committee may, in its sole and absolute discretion, award Shares of Restricted Stock to such persons as it shall select from among those persons who are eligible under Section 5 of the Plan to receive awards of Restricted Stock. Any award of Restricted Stock shall be made from Shares subject hereto as provided in Section 4 of the Plan.

(b)        A Share of Restricted Stock shall be subject to such restrictions, terms and conditions, including forfeitures, if any, as may be determined by the Committee, which may include, without limitation, the rendition of services to the Company or its Affiliates for a specified time or the achievement of specific goals, and to the further restriction that no such Share may be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of until the terms and conditions set by the Committee at the time of the award of the Restricted Stock have been satisfied. A Restricted Stock award may be a Performance Award or an award that is not a Performance Award. Each recipient of an award of Restricted Stock shall enter into an Agreement with the Company, in such form as the Committee shall prescribe, setting forth the restrictions, terms and conditions of such award.

If a person is awarded Shares of Restricted Stock, whether or not escrowed as provided below, the person shall be the record owner of such Shares and shall have all the rights of a shareholder of the Company with respect to such Shares (unless the escrow agreement, if any, specifically provides otherwise), including the right to vote and the right to receive dividends or other distributions made or paid with respect to such Shares. Any certificate or certificates representing Shares of Restricted Stock shall bear a legend similar to the following:

The shares represented by this certificate have been issued pursuant to the terms of the Noble Corporation 1991 Stock Option and Restricted Stock Plan and may not be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of in any manner except as set forth in the terms of the agreement embodying the award of such shares dated             , 20    .

In order to enforce the restrictions, terms and conditions that may be applicable to a person’s Shares of Restricted Stock, the Committee may require the person, upon the receipt of a certificate or certificates representing such Shares or the issuance of such Shares in book-entry form, or at any time thereafter, to deposit such certificate or certificates, together with stock powers and other instruments of transfer, appropriately endorsed in blank, with the Company or an escrow agent designated by the Company under an escrow agreement, or to enter into an escrow agreement pertaining to Shares issued in book-entry form, in such form as by the Committee shall prescribe.

After the satisfaction of the restrictions, terms and conditions set by the Committee at the time of an award of Restricted Stock to a person, the Share certificate legend set forth above and any similar evidence of a transfer restriction applicable to a Share issued in book-entry form shall be removed with respect to the number of Shares that are no longer subject to such restrictions, terms and conditions.

The Committee shall have the authority (and the Agreement evidencing an award of Restricted Stock may so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of such restrictions with respect to any or all of the Shares of Restricted Stock awarded to a person on or after February 6, 2010, on such terms and conditions as the Committee may deem appropriate, provided that such a cancellation (i) shall be made only by reason of the death, Disability or Retirement of the person to whom such Restricted Stock award has been awarded, or in connection with a Change in Control, and (ii) does not cause any Shares of Restricted Stock that were awarded as a Performance Award to fail to be qualified performance-based compensation within the meaning of Treasury Regulation section 1.162-27(e).

(c)        Without limiting the provisions of the first paragraph of subsection (b) of this Section 20, if a person to whom Restricted Stock has been awarded ceases to be employed by at least one of the employers in the group of employers consisting of the Company and its Affiliates, for any reason, prior to the satisfaction of any terms and conditions of an award, any Restricted Stock remaining subject to restrictions shall thereupon be forfeited by the person and transferred, assigned and delivered to, and reacquired by, the Company or an Affiliate at no cost to the Company or the Affiliate; provided, however, if the cessation is due to the person’s death, Retirement or Disability, the Committee may, in its sole and absolute discretion, deem that the terms and conditions have been met for all or part of such remaining portion. In the event of such forfeiture, the person, or in the event of his death, his personal representative, shall forthwith transfer, assign and deliver to the Secretary of the Company the Shares of Restricted Stock remaining subject to such restrictions, accompanied by such instruments of transfer, assignment and delivery, if any, as may reasonably be required by the Secretary of the Company.

(d)        In case of any consolidation or merger of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Committee may provide that payment of Restricted Stock shall take the form of the kind and amount of shares and other securities (including those of any new direct or indirect parent of the Company), property, cash or any combination thereof receivable upon such consolidation or merger.

Section 21.    Restricted Stock Units

(a)        From time to time while the Plan is in effect, the Committee may, in its sole and absolute discretion, award Restricted Stock Units to such persons as it shall select from among those persons who are eligible under Section 5 of the Plan to receive awards of Restricted Stock Units. The Committee shall impose such terms, conditions and restrictions on Restricted Stock Units as it may deem advisable, including without limitation prescribing the period over which and the conditions upon which a Restricted Stock Unit may become vested or be forfeited and/or providing for vesting upon the achievement of specified performance goals. A Restricted Stock Units award may be a Performance Award or an award that is not a Performance Award. Upon the lapse of restrictions with respect to each Restricted Stock Unit, the person to whom such award was made shall be entitled to receive one Share as provided in the Agreement. Such person shall not be required to make any payment for a Restricted Stock Unit or for the issuance or transfer of a Share in settlement of a Restricted Stock Unit.

(b)        To the extent provided by the Committee in its sole and absolute discretion, a Restricted Stock Units award may include a tandem cash dividend equivalent right or other cash distribution right that provides for the payment, with respect to each Share that is subject to such Restricted Stock Units award (i.e., has not been issued or transferred in settlement thereof or forfeited), of an amount in cash equal to the amount of any cash dividend or other cash distribution paid by the Company with respect to a Share while such Restricted Stock Units award remains outstanding. The Committee, in its sole and absolute discretion, may provide for the amount of any such cash dividend or other cash distribution (i) to be paid directly to the awardee of such Restricted Stock Units award at the time of payment of the related cash dividend or other cash distribution, (ii) to be credited to a bookkeeping account subject to the same vesting and payment provisions that apply to such Restricted Stock Units award (with or without interest in the sole and absolute discretion of the Committee), or (iii) to be subject to such other provisions or restrictions as may be determined by the Committee in its sole and absolute discretion.

(c)        At the time of awarding Restricted Stock Units, the Committee may, in its sole and absolute discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the awarded Restricted Stock Units, including without limitation rules pertaining to the termination of employment (by reason of death, Disability, Retirement or otherwise) of the person to whom such award was made.

Section 22.    Cash Awards

The Committee may, in its sole and absolute discretion, award Cash Awards to such persons as it shall select from among those persons who are eligible under Section 5 of the Plan to receive Cash Awards. A Cash Award shall provide for the payment of a cash bonus upon the achievement of specified performance goals. A Cash Award may be a Performance Award or an award that is not a Performance Award. The Committee shall specify the terms, conditions, restrictions and limitations that apply to a Cash Award (which need not be identical among the persons to whom such awards are made).

Section 23.    Performance Awards

(a)        The Options and SARs granted pursuant to the Plan are granted under terms that are designed to provide for the payment of qualified performance-based compensation within the meaning of Treasury Regulation section 1.162-27(e). In addition, at the time of awarding any Restricted Stock award, Restricted Stock Units award or Cash Award the Committee may, in its sole and absolute discretion, designate such award to be a Performance Award that is intended to satisfy the requirements for the payment of qualified performance-based compensation within the meaning of Treasury Regulation section 1.162-27(e) (such requirements the “162(m) Requirements”). The compensation payable under Performance Awards shall be provided or paid solely on account of the attainment of one or more preestablished, objective performance goals during a specified performance period that shall not be shorter than one year, and shall comply with the 162(m) Requirements.

(b)        Each Agreement embodying a Performance Award shall set forth (i) the maximum amount that may be earned thereunder in the form of cash or Shares, as applicable, (ii) the performance goal or goals and level of achievement applicable to such Performance Award, (iii) the performance period over which performance is to be measured, and (iv) such other terms and conditions as the Committee may determine that are not inconsistent with the Plan or the 162(m) Requirements.

(c)        The performance goal or goals for a Performance Award shall be established in writing by the Committee based on one or more performance goals as set forth in this Section 23 not later than 90 days after commencement of the performance period with respect to such award, provided that the outcome of the performance in respect of the goal or goals remains substantially uncertain as of such time. At the time of the award of a Performance Award, and to the extent permitted under Section 162(m) of the Code and the Treasury regulations and other guidance promulgated thereunder, the Committee may provide for the manner in which the performance goals will be measured in light of specified corporate transactions, extraordinary events, accounting changes and other similar occurrences.

(d)        The performance goal or goals to be used for the purposes of Performance Awards may be described in terms of objectives that are related to the particular eligible employee to whom the award is being made, or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit of the Company in which such person is employed or with respect to which such person performs services, and may consist of one or more or any combination of the following criteria: (a) an amount or level of earnings or cash flow, (b) earnings or cash flow per share (whether on a pre-tax, after-tax, operational or other basis), (c) return on equity or assets, (d) return on capital or invested capital and other related financial measures, (e) cash flow or EBITDA, (f) revenues, (g) income, net income or operating income, (h) expenses or costs or expense levels or cost levels (absolute or per unit), (i) proceeds of sale or other disposition, (j) share price, (k) total shareholder return, (l) operating profit, (m) profit margin, (n) capital expenditures, (o) net borrowing, debt leverage levels, credit quality or debt ratings, (p) the accomplishment of mergers, acquisitions, dispositions, or similar business transactions, (q) net asset value per share, (r) economic value added, (s) individual business objectives, (t) operational downtime, efficiency or rig utilization, and/or (u) safety results. The performance goals based on these performance measures may be made relative to the performance of peers or other business entities.

(e)        Prior to the payment of any compensation pursuant to a Performance Award, the Committee shall certify in writing that the applicable performance goal or goals and other material terms of the Award have been satisfied. The Committee in its sole and absolute discretion shall have the authority to reduce, but not to increase, the amount payable in cash and the number of Shares to be granted, issued, retained or vested pursuant to a Performance Award.

(f)        Any provision of this Plan to the contrary notwithstanding, (i) the maximum number of Shares that may be subject to all Options and SARs granted to any one person during any one calendar year shall not exceed 3,000,000 in the aggregate, (ii) the maximum number of Shares that may be awarded as Restricted Stock or made subject to all Restricted Stock Units awards awarded to any one person during any one calendar year shall not exceed 3,000,000 in the aggregate, and (iii) the maximum amount that may be paid under all Cash Awards awarded to any one person during any one calendar year shall not exceed $15,000,000 in the aggregate, provided that each such maximum number of Shares shall be increased or decreased as provided in Section 13 of the Plan.

Section 24.    General

(a)        Nothing contained in the Plan or in any Agreement shall confer upon any employee the right to continue in the employ of the Company or any Affiliate, or interfere in any way with the rights of the Company or any Affiliate to terminate his or her employment at any time, with or without cause.

(b)        Neither the members of the Board nor any member of the Committee shall be liable for any act, omission or determination taken or made in good faith with respect to the Plan, or any Option and any SARs that relate to such Option granted hereunder, or any Restricted Stock, Restricted Stock Unit, Cash Award or Performance Award awarded hereunder, and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expenses (including counsel fees) arising therefrom to the full extent permitted by law and under any directors’ and officers’ liability or similar insurance coverage that may be in effect from time to time.

(c)        Any payment of cash or any issuance or transfer of Shares to the Optionee or the recipient of any other award awarded under the Plan, or to his or her legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Committee may require any such person, as a condition precedent to such payment, to execute a release and receipt therefor in such form as the Committee shall determine.

(d)        Neither the Committee, the Board nor the Company guarantees the Shares from loss or depreciation.

(e)        All expenses incident to the administration of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Company or its Affiliates.

(f)        Records of the Company and its Affiliates regarding a person’s period of employment, termination of employment and the reason therefor, leaves of absence, re-employment and other matters shall be conclusive for all purposes hereunder, unless determined by the Committee to be incorrect.

(g)        Any action required of the Company shall be by resolution of its Board or by a person authorized to act by resolution of the Board. Any action required of the Committee shall be by resolution of the Committee or by a person authorized to act by resolution of the Committee.

(h)        If any provision of the Plan or any Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan or such Agreement, as the case may be, but such provision shall be fully severable and the Plan or such Agreement, as the case may be, shall be construed and enforced as if the illegal or invalid provision had never been included herein or therein.

(i)        Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company, an Optionee or a recipient of any other award awarded under the Plan may change, at any time and from time to time, by written notice to the other, the address that it or he or she had theretofore specified for receiving notices. Until changed in accordance herewith, the Company and each Optionee and other award recipient shall specify as its and his or her address for receiving notices the address set forth in the Agreement pertaining to the Option or other award to which such notice relates.

(j)        Any person entitled to notice hereunder may waive such notice.

(k)        The Plan shall be binding upon each Optionee and each recipient of any other award awarded under the Plan, and his or her heirs, legatees, distributes, permitted transferees and legal representatives, upon the Company, its successors and assigns, and upon the Committee and its successors.

(l)        The titles and headings of Sections and paragraphs are included for convenience of reference only and are not to be considered in the construction of the provisions hereof.

(m)        All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the State of Texas, except to the extent Texas law is preempted by Federal law of the United States, or the laws of Switzerland.

(n)        Words used in the masculine shall apply to the feminine where applicable, and wherever the context of the Plan dictates, the plural shall be read as the singular and the singular as the plural.

(o)        The Plan is intended to comply with Section 409A of the Code, and ambiguous provisions hereof, if any, shall be construed and interpreted in a manner that is compliant with the application of Section 409A of the Code. The benefits payable under the Plan are intended to be exempt from or compliant with the requirements of Section 409A of the Code, and neither the Company nor the Committee shall cause or permit any payment, benefit or consideration to be substituted for a benefit that is payable under the Plan if such action would result in the failure of any benefit that is subject to Section 409A of the Code to comply with the applicable requirements of Section 409A of the Code. No adjustment authorized by Section 13 or any other Section of the Plan shall be made by the Company or the Committee in such manner that would cause or result in the Plan or any amounts or benefits payable hereunder to fail to comply with the requirements of Section 409A of the Code, to the extent applicable, and any such adjustment that may reasonably be expected to result in such non-compliance shall be of no force or effect.

(p)        No right or interest of an awardee under any Restricted Stock Units award, Cash Award or Performance Award may be assigned, transferred or alienated, in whole or in part, either directly or by operation of law (except pursuant to a qualified domestic relations order within the meaning of Section 414(p) of the Code or a similar domestic relations order under applicable foreign law), and no such right or interest shall be liable for or subject to any debt, obligation or liability of such awardee.